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                                 EXHIBIT 10.3


                              FIRST AMENDMENT TO
                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment), dated as of May 28, 1998, is entered into among TEXAS INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the banks listed on the signature pages hereof (the "Lenders"), certain Co-Agents (the "Co-Agents"), and NATIONSBANK, N.A. (successor by merger to NationsBank of Texas, N.A.), as Administrative Lender for the Lenders (in said capacity, the "Administrative Lender").


                                  BACKGROUND

     A. The Borrower, the Lenders, the Co-Agents, and the Administrative Lender are parties to that certain Second Amended and Restated Credit Agreement, dated as of December 18, 1997 (the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

     B. The Borrower, the Lenders, the Co-Agents, and the Administrative Lender desire to amend the Credit Agreement.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, the Co-Agents, and the Administrative Lender covenant and agree as follows:

     1.   AMENDMENTS

     (a) Article 1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order:

          "Convertible Subordinated Debentures" means the Convertible Subordinated Debentures of the Borrower not to exceed 6.5%, in an aggregate principal amount not to exceed $250,000,000, due 2028.

          "Convertible Trust Preferred Securities" means the Convertible Trust Preferred Securities not to exceed 6.5%, in an aggregate amount not to exceed $250,000,000 evidencing preferred undivided beneficial interests in the assets of TXI Capital Trust I.

          "Debt Conversion Event" means the earliest to occur of (a) any default or event of default (however defined or designated) in any instrument or agreement governing, evidencing or creating the Convertible Trust Preferred Securities or the Convertible Subordinated Debentures, (b) any non-payment, postponement or deferral of distributions, dividends or interest on the Convertible Trust Preferred Securities or the Convertible Subordinated Debentures, whether or not expressly permitted, (c) any mandatory redemption of the Convertible Trust Preferred Securities or the Convertible Subordinated Debentures or (d) any Special Event (or other event howsoever designated) the effect of which would result in the dissolution or termination of TXI Capital Trust I or would cause the holders of the Convertible Trust Preferred Securities to become holders of the Convertible Subordinated Debentures.

          "Preferred Securities Guarantee" means that certain Preferred Securities Guarantee executed by the Borrower and guaranteeing, on a subordinated basis to the Obligations, distributions and redemption obligations in respect of the Convertible Trust Preferred Securities.

          "TXI Capital Trust I" means TXI Capital Trust I, a Delaware statutory business trust and wholly-owned Subsidiary of the Borrower.
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     (b)  The definition of "Dividend" set forth in Section 1.1 of the Credit
Agreement is hereby amended to read as follows:

          "Dividend" means, as to any Person, any declaration or payment of any dividend (other than a stock dividend) on, or the making of any distribution, loan, advance or investment to or in any holder of, (a) any shares of capital stock (or other equity or beneficial interest) of such Person (other than salaries and bonuses paid in the ordinary course of business) or (b) the Convertible Trust Preferred Securities.

     (c) The definition of "Fixed Charges" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

          "Fixed Charges" means, for any date of calculation, calculated for the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, the sum of, without duplication, (a) scheduled principal payments on Total Debt (excluding any payments pursuant to Section 2.8(c) hereof), plus (b) interest expense (including interest expense pursuant to Capitalized Lease Obligations), plus (c) Dividends (including accrued and unpaid Dividends), in each case for the four fiscal quarters immediately preceding the date of calculation.

     (d) The definition of "Net Worth" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

          "Net Worth" means, for the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, the sum of (without duplication): (i) capital stock taken at par value, plus (ii) capital surplus, plus (iii) retained earnings less treasury stock, plus (iv) the Convertible Trust Preferred Securities.

     (e) The definition of "Total Debt" set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof to read as follows:

          Notwithstanding the immediately preceding sentence, Total Debt shall not include the Convertible Subordinated Debentures until and unless a Debt Conversion Event shall occur.

     (f) Section 7.1 of the Credit Agreement is hereby amended by (i) amending the reference to "Section 7.5(c)" in clause (d) thereto to "Section 7.5(f)",
(ii) deleting "and" at the end of clause (i) thereof, (iii) deleting "." at the end of clause (j) thereof and inserting "; and" in lieu thereof and (iv) adding the following new clause (k) thereto read as follows:

          (k) Indebtedness in respect of the Convertible Trust Preferred Securities.

     (g) Section 7.3 of the Credit Agreement is hereby amended by (i) deleting "and" at the end of clause (g) thereof, (ii) deleting "-" at the end of clause
(h) thereof and (iii) adding the following new clause (i) thereto to read as follows:

          (i)  Investment in the Convertible Subordinated Debentures.

     (h) Section 7.5 of the Credit Agreement is hereby amended to read as follows:

          Section 7.5 Guaranties. The Borrower shall not, and shall not permit any Subsidiary to, at any time make or issue any Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty, of any obligation of any other Person except (a) the Subsidiary Guaranty, (b) the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, (c) Guaranties in respect of the Prudential Borrower Notes, the Prudential Chaparral Notes and the Senior Notes, (d) the Preferred Securities Guarantee, (e) Guaranties in respect of Indebtedness otherwise permitted pursuant to Section 7.1 hereof, and (f) other Guaranties, not to exceed, together with the Indebtedness permitted pursuant to Section 7.1(d) hereof, in aggregate amount 5% of Net Worth at any time of determination.

     (i) Section 8.1 of the Credit Agreement is hereby amended by (i) deleting "." at the end of Section 8.1(n) thereof and adding "; or" in lieu thereof and
(ii) adding the following new clause 8.1(o) thereto to read as follows:
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          (o) The Borrower or any Subsidiary shall default in the payment when due of any obligations in respect of the Convertible Trust Preferred Securities or the convertible Subordinated Debentures (other than a valid extension of any interest payment period with respect thereto), or the Borrower or any Subsidiary shall default in the performance of any agreement or instrument governing the Convertible Trust Preferred Securities or the Convertible Subordinated Debentures or under which the Convertible Trust Preferred Securities or the Convertible Subordinated Debentures are created or evidenced beyond any applicable grace period (or any event thereunder shall occur and be continuing), if the effect of such default or event is to permit or cause the holders of the Convertible Trust Preferred Securities or the Convertible Subordinated Debentures (or trustee on behalf of any such holder) to (i) cause any obligation in respect of the Convertible Trust Preferred Securities or the Convertible Subordinated Debentures to become due prior to its maturity date or the date otherwise established for such obligation to be satisfied, (ii) require the Borrower or any of its Subsidiaries to prepay, purchase or redeem the Convertible Trust Preferred Securities or (iii) require any payment to be made under the Preferred Securities Guarantees.

     2. REPRESENTATIONS AND WARRANTIES TRUE: NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to the amendments contemplated by the foregoing Section 1:

     (a) the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof as made on and as of such date;

     (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

     (c) the Borrower has full power and authority to execute and deliver this First Amendment, and this First Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

     (d) neither the execution, delivery and performance of this First Amendment or the Credit Agreement, as amended by this First Amendment, nor the consummation of any transactions herein or therein (including, but not limited to, the incurrence of obligations in respect of the Convertible Trust Preferred Securities, the Convertible Subordinated Debentures and the Preferred Securities Guarantee), will contravene or conflict with any law to which the Borrower or any of its Subsidiaries is subject or any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries or any of their respective property is subject; and

     (e) no authorization, approval consent, or other action by, notice to, or filing with, any governmental authority or other Person is required for the execution, delivery or performance by the Borrower of this First Amendment.

     3. CONDITIONS OF EFFECTIVENESS. This First Amendment shall be effective as of the date first above written, subject to the following:

     (a) the Administrative Lender shall have received counterparts of this First Amendment executed by the Determining Lenders;

     (b) the Administrative Lender shall have received counterparts of this First Amendment executed by the Borrower and acknowledged by each Guarantor; and

     (c) the Administrative Lender shall have received, in form and substance satisfactory to the Administrative Lender and its counsel, such other documents, certificates and instruments as the Administrative Lender shall require.

     4.   GUARANTOR'S ACKNOWLEDGEMENT.  By signing below, each of the Guarantors
(i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this First Amendment, (ii) acknowledges and agrees that its obligations in respect of its Subsidiary Guaranty are not released, modified, impaired or affected in any manner by this First Amendment or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Subsidiary Guaranty and (iv) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Subsidiary Guaranty.
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     5.   APPROVAL OF SUBORDINATED DEBT.  By signing below, each of the Lenders,
(a) approves the terms of the Convertible Subordinated Debentures and (b) agrees that the Convertible Subordinated Debentures are Subordinated Debt for purposes of the Credit Agreement.

     6.   REFERENCE TO THE CREDIT AGREEMENT.

     (a) Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

     (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

     7. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Lender in connection with the preparation, reproduction, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Lender with respect thereto and with respect to advising the Administrative Lender as to its rights and responsibilities under the Credit Agreement, as hereby amended).

     8. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

     9. GOVERNING LAW: BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Borrower and each Lender and their respective successors and assigns.

     10. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

     11. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO ORAL UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

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